Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-118356, 333-118355, and 333-17659) of Moscow CableCom Corp. (formerly known as Andersen Group, Inc.) of our report dated June 10, 2004, except for Note 15, as to which the date is September 30, 2004, relating to the financial statements of Closed Joint Stock Company COMCOR-TV, which appears in the Current Report on Form 8‑K of Moscow CableCom Corp. dated October 12, 2004.

 /s/ ZAO PricewaterhouseCoopers

Moscow, Russian Federation
October 12, 2004